Exhibit 10.2.4

PAVmed Inc. One Grand Central Place, Suite 4600 60 East 42nd Street New York, NY 10170 212-949-4319 info@pavmed.com www.pavmed.com

February 15, 2017

Dr. Lishan Aklog

Dear Dr. Aklog:

This letter will serve to amend the Employment Agreement, dated as of October 24, 2014, and amended on April 8, 2015 and November 17, 2015 (“Employment Agreement”), between you and PAVmed Inc.

Regarding Section 3.2 of the Employment Agreement, you have notified the Company of your election to permanently waive your right to receive bonus compensation due and payable to you on January 1, 2017 for services rendered during the year ended December 31, 2016 and the Company has accepted your election relative to this waiver of 2016 bonus compensation. The non-payment of such bonus compensation shall not be considered the occurrence of a “Good Reason” for purposes of Section 4.4 of the Employment Agreement.

Except as amended herein, all other provisions of the Employment Agreement shall remain in full force and effect.

Please sign this letter in the place below to confirm your agreement.

Sincerely,

PAVMED INC.

By:	/s/ Richard F. Fitzgerald
Name: Richard F. Fitzgerald
Title: Chief Financial Officer

AGREED TO:

/s/ Lishan Aklog, M.D.
Lishan Aklog, M.D